Exhibit 99.1

GrowGeneration To Announce Fourth Quarter and Full Year 2021 Financial Results on Tuesday, March 1, 2022

February 15, 2022 7:00am EST

DENVER, Feb. 15, 2022 /PRNewswire/ - GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”) today announced it will release its financial results for the fourth quarter and full year ended December 31, 2021 on Tuesday, March 1, 2022 after the market close. The announcement will be followed by a live earnings conference call at 5:00 p.m. EST.

To participate in the call, please dial (888) 204-4368 (domestic) or (647) 794-4605 (international). The conference code is 9729308. The call will also be webcast and can be accessed in the Investor Relations section of the GrowGeneration website at: ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp:

GrowGeneration owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGeneration has 63 stores, which include 23 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 6 locations in Oklahoma, 4 locations in Oregon, 3 locations in Washington, 2 locations in Nevada, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, 1 location in Massachusetts and 1 location in New Mexico.

GrowGeneration also operates an online superstore for cultivators at growgeneration.com and B2B e-commerce platform, agron.io. and a leading manufacturer of indoor vertical racking systems.  GrowGeneration carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Company Inquiries:

GrowGeneration Corp.
John Evans
(415) 309-0230
john.evans@growgeneration.com

IR Contact:

ICR, Inc.
Clay Crumbliss, CFA
Managing Director
(203) 682-8387
clay.crumbliss@icrinc.com